EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
W-H ENERGY SERVICES, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q for the period ended September 30, 2007 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernesto Bautista, III, the Chief Financial Officer of W-H Energy Services, Inc. (the “Company”), hereby certify, to my knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Ernesto Bautista, III
Name: Ernesto Bautista, III

Date: November 7, 2007

This certification is furnished solely to comply with the requirements of Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. section 1350, is subject to the knowledge standard contained therein and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.

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